UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2019

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street
Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 6, 2019, Sanchez Energy Corporation (the “Company”) entered into the following arrangements approved by the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company:

•                  Executive Services Agreements (the “Executive Services Agreements”) between the Company and each of: (1) A.R. Sanchez, Jr., Executive Chairman of the Board (“Mr. Sanchez, Jr.”); (2) Antonio R. Sanchez, III, President and Chief Executive Officer (“Mr. Sanchez, III”); (3) Patricio D. Sanchez, Executive Vice President (“Mr. P. Sanchez”); (4) Cameron W. George, Executive Vice President and Chief Financial Officer; and (5) Gregory B. Kopel, Executive Vice President, General Counsel and Secretary.

•                  The 2019 Executive Incentive Plan of the Company (the “Plan”).

Executive Services Agreements

The Executive Services Agreements were entered into effective as of May 6, 2019. Each respective Executive Service Agreement provides (i) that the applicable executive will continue to serve in his current executive officer position with the Company as an employee of Sanchez Oil & Gas Corporation (“SOG”), (ii) for an annual base salary (Mr. Sanchez, Jr.: $820,000; Mr. Sanchez, III: $820,000; Mr. P. Sanchez: $300,000; Mr. George: $550,000; and Mr. Kopel: $500,000), and (iii) for eligibility to receive an annual cash bonus based on a qualitative assessment of financial and individual performance achievements.

Under each Executive Services Agreement, in the event of the applicable executive’s termination as an officer of the Company due to the executive’s death, “disability,” by the Company without “cause” or by the executive due to “good reason” (as such terms are defined in the Executive Services Agreement), the executive (or the executive’s designated beneficiaries, as applicable) will be entitled to receive payment of: (i) any unpaid annual bonus for the year prior to the year of termination and (ii) a pro-rated annual bonus for the year of termination. In addition, the executive will also be entitled to receive the following severance payments or benefits in the event of the executive’s termination by the Company without “cause” or by the executive due to “good reason”: (x) a lump-sum cash payment equal to two times the annual base salary and two times the largest annual bonus paid (or due to be paid) to the executive for the year in which the termination occurs or any year in the three calendar year period immediately preceding the date of termination and (y) payment of the COBRA premiums for the executive and the executive’s eligible dependents during the COBRA continuation period.

2019 Executive Incentive Plan

The Plan is a cash incentive program under which Mr. Sanchez, Jr., Mr. Sanchez, III, Mr. P. Sanchez, Mr. George and Mr. Kopel (the “Participants”) received an initial upfront bonus payment with respect to the first quarter of 2019 (as described below) and are eligible to earn quarterly performance bonus payments with respect to the second, third and fourth quarters of the Company’s 2019 fiscal year (each, a “Quarter”) calculated and determined based on the achievement of certain quarterly and year-to-date performance objectives related to key performance measures of the Company (average daily production (Boe/d), production expenses per Boe and cash general and administrative expenses (“Cash G&A”)) (collectively, the “Performance Metrics”).  Each of the Performance Metrics is weighted as follows in determining the total amount the Participant is eligible to earn under the Plan: 33.3% for average daily production (Boe/d); 33.3% for production expenses per Boe; and 33.4% for Cash G&A.

The Plan will be in effect from May 6, 2019 until December 31, 2019, unless earlier terminated (the “Term”). Awards under the Plan are intended to be made to the Participants in lieu of any cash-based or equity-based awards under the Company’s or SOG’s existing compensation or incentive plans going forward, for the duration of the Term.

The actual quarterly performance bonuses that may be payable under the Plan for each Quarter will be determined and paid based on the level of achievement with respect to quarterly and year-to-date threshold, target and maximum performance goals for each Performance Metric as of the end of each Quarter. Additionally, in the event the aggregate quarterly bonus payments received under the Plan with respect to such Quarters are less than a recalculated bonus amount based on the Company’s cumulative overall 2019 fiscal year performance, a Participant will be entitled to receive a one-time reconciling payment equal to the difference.  On the other hand, in the event the aggregate quarterly bonus payments received under the Plan with respect to such Quarters are greater than a recalculated bonus amount based on the Company’s cumulative overall 2019 fiscal year performance, the Company is entitled to recover the difference from the Participant (provided that in no event shall a Participant be required to forfeit his initial upfront bonus).

In the event the Participant is terminated due to death, “disability,” without “cause” or by the executive due to “good reason” (as such terms are defined in the Executive Services Agreements) prior to the end of the Term, the Participant will be paid a pro-rated quarterly performance bonus for the Quarter in which such termination occurs and forfeit any subsequent quarterly performance bonuses. In the event of the Participant’s termination for any other reason prior to the end of the Term, the Participant will forfeit the right to receive any quarterly performance bonus for the Quarter in which the termination occurs and any subsequent quarterly performance bonuses.

The aggregate threshold, target and maximum amounts that may be paid to the Participants named above with respect to the three Quarters are approximately:

•                  For Mr. Sanchez, Jr., $1,578,500 (threshold amount); $3,157,000 (target amount); and $6,314,000 (maximum amount).

•                  For Mr. Sanchez, III, $1,578,500 (threshold amount); $3,157,000 (target amount); and $6,314,000 (maximum amount).

•                  For Mr. P. Sanchez, $500,000 (threshold amount); $1,000,000 (target amount); and $2,000,000 (maximum amount).

•                  For Mr. George, $789,250 (threshold amount); $1,578,500 (target amount); and $3,157,000 (maximum amount).

•                  For Mr. Kopel, $516,250 (threshold amount); $1,032,500 (target amount); and $2,065,000 (maximum amount).

These amounts assume that all payments are made with respect to the applicable Performance Metrics and performance goal (threshold, target or maximum).

In addition to the foregoing, the Participants received an upfront bonus under the Plan in the following amounts:

•                  Mr. Sanchez, Jr.: $1,353,000.

•                  Mr. Sanchez, III, $1,353,000.

•                  Mr. P. Sanchez: $252,000.

•                  Mr. George: $676,500.

•                  Mr. Kopel: $442,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: May 9, 2019	By:	/s/ Cameron W. George
		Name:	Cameron W. George
		Title:	Executive Vice President and Chief Financial Officer